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                                                               Exhibit 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001 relating to the financial statements and financial statement schedules, which appears in iStar Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



New York, NY
November 14, 2001

/s/ PricewaterhouseCoopers LLP